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                                                                   EXHIBIT 10.33

                               December 17, 1999

Mr. J. Michael Stepp
7021 Old Dairy Lane
Charlotte, North Carolina  28211

     In re:  Severance Benefits

Dear Michael:

     This letter confirms our recent conversations about your termination of employment with Collins & Aikman Corporation (the "Company") and the compensation and benefits the Company has agreed to provide to you pursuant to your Employment and Retention Agreement dated January 1, 1999 (the "Employment Agreement").

     Your employment with the Company will terminate effective as of December 31, 1999. In consideration of your service to the Company for 1999, we have agreed that you will receive a 1999 bonus under the Company's annual Executive Incentive Compensation Plan of $150,000. In addition, pursuant to Section 3.2(b) of the Employment Agreement, you will receive a one-time Transition Bonus of $300,000. Both bonuses will be paid to you on or before January 31, 2000.
We have also agreed that you will receive the following benefits in connection with the termination of your employment with the Company:

     Lump Sum Severance Benefit. In accordance with Section 5.2(b) of the Employment Agreement, you will receive a severance benefit of $415,000, to be paid to you in a lump sum payment on or before January 31, 2000.

     Purchase of Automobile. You have the option, exercisable by written notice to the Company on or before January 15, 2000, to purchase the automobile furnished to you by the Company (a 1998 Volvo) for $15,000.

     Other Benefits. The Company will provide you with the benefits described in clauses (IV), (V) and (VI) of Section 5.2(b) of the Employment Agreement.

     The covenants made by you in Section 6.2 of the Employment Agreement will continue in accordance with the terms of the Employment Agreement. In consideration of the arrangements outlined in this letter and pursuant to
Section 5.3 of the Employment Agreement, you will execute and deliver to the Company the General Release attached as Exhibit A to the Employment Agreement (a copy of which is also enclosed).
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Mr. J. Michael Stepp
December 17, 1999
Page 2

     The Company acknowledges that your termination of employment was by mutual consent and was not in any way related to your job performance. You are subject to being rehired by the Company in the future in a mutually agreeable executive level position.

     If this letter accurately sets forth our understanding on these matters, please so indicate by signing and returning to me the enclosed copy of this letter (and the accompanying General Release).

                                       Very truly yours,


                                       /s/ Thomas E. Evans
                                       ------------------------------------
                                       Thomas E. Evans
                                       Chairman and Chief Executive Officer


Agreed and Accepted:


/s/ J. Michael Stepp
------------------------------------
J. Michael Stepp


    December 20, 1999
------------------------------------
Date
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                                    RELEASE

     RELEASE (the "Release") dated as of December 20, 1999, by J. Michael Stepp ("Employee") in favor of Collins & Aikman Corporation, a Delaware corporation (the "Company").

     WHEREAS, pursuant to that certain Employment and Retention Agreement by and between the Company and Employee dated as of January 1, 1999 and that certain letter agreement by and between the Company and Employee dated December 17, 1999 (collectively, the "Agreement"), the Company agreed to provide Employee with certain severance and retention benefits (the "Benefits") and Employee agreed to accept the Benefits, all on the terms and conditions set forth in the Agreement; and

     WHEREAS, pursuant to Section 5.3 of the Agreement, Employee shall not be entitled to receive certain severance benefits unless Employee executes and delivers to the Company a release of the parties as set forth in Section 7 of the Agreement, such release to be dated as of the Termination Date (as such term is defined in the Agreement);

     NOW, THEREFORE, for good and valuable consideration in connection with the receipt of the Benefits, Employee agrees as follows:

     1. Release. Employee unconditionally releases the Company and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof, from any and all claims, liabilities and obligations of any nature pertaining to the terms of his employment or the termination of his employment other than those explicitly provided for by the Agreement including, without limitation, any claims arising out of alleged legal restrictions on the Company's rights to terminate its employees, such as any termination contrary to public policy or to laws prohibiting discrimination (including, without limitation, the Age Discrimination in Employment Act).

     2. Governing Law. The validity, interpretation and performance of this Release shall be governed by the laws of the State of New York, regardless of the laws that might be applied under applicable principles of conflicts of laws. Employee hereby waives any right such party may have to a trial by jury.

     3. Miscellaneous. In executing this Release, Employee has not relied upon any statement, representation or promise, whether written or oral, of the Company or any of its subsidiaries or affiliates, or of any representative or attorney for the Company or any of its subsidiaries or affiliates, except for statements expressly set forth in this Release. Employee has read this Release carefully and knows and understands the contents hereof.

     IN WITNESS WHEREOF, Employee has executed this Release as of the date and year first above written.


                              /s/ J. Michael Stepp
                              ----------------------------------------------
                              J. MICHAEL STEPP